Exhibit 99.2

TransAtlantic Petroleum Corp.

Issues Reserves and Operations Update and Growth Outlook

FOR IMMEDIATE RELEASE

Calgary, Alberta (May 11, 2009) – TransAtlantic Petroleum Corp. (TSX:TNP) (OTCBB: TAPFF.OB), is pleased to provide a reserves and operations update and growth outlook.

In connection with the completion of the Company’s acquisition of Incremental Petroleum Limited (“Incremental”) in April 2009, RPS Energy Pty Ltd (“RPS”) completed independent reserves evaluations of the Company’s Selmo oil field and Edirne gas field in Turkey with an effective date of December 31, 2008, in reports compliant with National Instrument 51-101 (“NI 51-101”) and the Canadian Oil and Gas Evaluation Handbook (“COGEH”) titled “Selmo Oil Field Reserves Evaluation May 2009” and “Edirne Field Reserves Evaluation May 2009” (the “RPS Selmo Report” and the “RPS Thrace Report” respectively). RPS did not evaluate the balance of the Company’s 6 million net acres in Turkey, Morocco, and Romania. The reports also did not evaluate the value of the Company’s drilling rigs and service equipment.

Selmo Oil Field (TransAtlantic 100% Working Interest)

TransAtlantic is currently producing approximately 1,600 barrels of oil per day (“BOPD”) from the Selmo oil field (“Selmo”) in southeast Turkey. The Company has been evaluating development plans in Selmo since the acquisition of Incremental. Situated on the northern edge of the prolific Zagros fold belt of Iran and Iraq in southeast Turkey, Selmo has produced approximately 83 million barrels of oil to date from a total of 47 wells, 23 of which are still active. The Company plans to commence an active drilling program in Selmo later this month, with expectations to drill 5, 18, and 18 infill wells for the remainder of 2009, 2010, and 2011, respectively. The Company will use its own rigs to drill the wells in Selmo and expects its drilling and completion costs to be less than 50% of the previous operator’s estimates. “We expect to bring down the cost of drilling wells by using our own rigs, buying in bulk, and vertically integrating wherever possible,” Malone Mitchell, the Company’s Chairman, said.

Over time, the Company could drill up to an additional 174 infill wells if the Company is successful in down-spacing the field to 40-acre spacing. “With low recovery factors relative to the original oil in place, and the low density of wells in the field, we see the opportunity to meaningfully increase production and the ultimate recoverable oil by drilling additional wells,” Matt McCann, the Company’s CEO, concluded. The RPS Selmo Report estimated Selmo’s proved, probable and possible reserves as of December 31, 2008 as follows:

	Light and Medium Oil Reserves
Reserves Category	Gross (MMstb)	Net to TransAtlantic (MMstb)
Proved
Develop Producing	4.82	4.82
Developed Non Producing	—	—
Undeveloped	6.18	6.18

TOTAL PROVED (1P)	11.00	11.00

PROBABLE	4.80	4.80
PROVED + PROBABLE (2P)	15.80	15.80
PROVED + PROBABLE + POSSIBLE (3P)	20.76	20.76

The RPS Selmo Report also quantified the after-tax NPV 10% value of P1, P2 and P3 reserves using forecast prices as $252 million, $382 million and $517 million, respectively. RPS assumed a barrel of Brent oil to be priced at $55, $68, and $78 for 2009, 2010, and 2011, respectively. The estimated recoverable reserves include the existing wells, workovers, and 15 infill wells, leaving most of the wells the Company plans to drill unevaluated. Through its drilling program in Selmo, the Company anticipates increasing production in the field to approximately 2,700, 4,900, and 6,800 BOPD by the end of 2009, 2010, and 2011, respectively.

Thrace Basin Gas Project (TransAtlantic 55% Working Interest)

The Company expects its initial 7 wells in the Thrace Basin Gas Project (“Thrace”) to come online in the fourth quarter of 2009 with net production exceeding 5.5 million cubic feet per day. In addition to the existing wells, the Company has identified numerous additional prospects in Thrace that may add to future gas production. To develop that potential and identify other potential prospects, the Company plans to drill 26 wells by the end of 2011 and acquire additional 3D seismic. The Company expects Thrace to generate significant cash flow, with gas expected to sell at approximately $10 per thousand cubic feet (“mcf”). The RPS Thrace Report estimated Thrace’s proved, probable and possible reserves as of December 31, 2008 as follows:

	Natural Gas Reserves
Reserves Category	Gross (Bscf)	Net to TransAtlantic (Bscf)
Proved
Develop Producing	—	—
Developed Non Producing	—	—
Undeveloped	6.81	3.75

TOTAL PROVED (1P)	6.81	3.75

PROBABLE	2.47	1.35
PROVED + PROBABLE (2P)	9.28	5.10
PROVED + PROBABLE + POSSIBLE (3P)	12.68	6.97

The RPS Thrace Report also quantified the after-tax NPV 10% value of P1, P2 and P3 reserves using forecast prices as $24 million, $35 million and $49 million, respectively. RPS assumed one mcf of BOTAS gas to be priced at $10.60, $13.10, and $15.10 for 2009, 2010, and 2011, respectively. The estimated recoverable reserves include the existing wells and one additional well which starts drilling this week, leaving the Company’s planned drilling program largely unevaluated. “Thrace’s gas wells have very quick payouts. It’s rare to find an opportunity like Thrace,” said Mr. Mitchell. He continued, “Through our drilling program in Thrace, we expect to grow our gas production to approximately 14 million cubic feet per day.”

Other Projects

The Company has two drilling rigs in Turkey, with plans to mobilize a third rig to the country in the near term. “We continue to be very excited about the opportunities we see in Turkey, both on our large acreage position and in the country generally. Another rig will help us take advantage of those opportunities,” said Mr. Mitchell.

In Morocco and Romania, where the Company has over 3.2 million undeveloped net acres, the Company has two drilling rigs and trucking and ancillary equipment. The Company is currently drilling one well in Morocco and anticipates drilling 5 more wells in Morocco and 7 wells in Romania during the remainder of 2009.

Including the drilling programs in Selmo and Thrace, the acquisition of certain equipment, and exploration costs, the Company estimates that capital expenditures will total approximately $63 million in 2009. The Company also estimates revenues and EBITDAX through the end of 2010 as follows (in millions):

	Q2 ’09	Q3 ’09	Q4 ’09	Q1 ’10	Q2 ’10	Q3 ’10	Q4 ’10
Revenues($)	5.2	6.1	11.4	14.9	17.3	21	24.7
EBITDAX($)	-1.5	-0.4	4.5	7.6	9.7	13	16.3

“By applying simple principles and the lessons of past successes, our goal is to create a fully funded, successful oil and gas company. I think we’ve made a pretty good start,” concluded Mr. Mitchell.

Investor Presentation

The Company has posted its May 11, 2009 investor presentation under the Investor tab on its website at www.transatlanticpetroleum.com.

ABOUT TRANSATLANTIC

TransAtlantic Petroleum Corp. is a vertically integrated, international energy company engaged in the acquisition, development, exploration, and production of crude oil and natural gas. The Company holds interests in developed and undeveloped oil and gas properties in Turkey, Morocco, Romania, and California. Additional information about the Company may be obtained by visiting the Company’s website, www.transatlanticpetroleum.com. All amounts in this press release are stated in U.S. dollars.

Important Information Regarding EBITDAX Projections

This release references estimated EBITDAX, which is a non-GAAP financial measure that represents earnings from continuing operations before income taxes, interest, depreciation, depletion, amortization, impairment, abandonment and exploration expense. The Company has not included a reconciliation of this forward-looking non-GAAP measure to estimated net income because the GAAP financial measure is not accessible on a forward-looking basis and reconciling information is not available without unreasonable effort.

The Company believes EBITDAX assists management and investors in comparing the Company’s performance and ability to fund capital expenditures and working capital requirements on a consistent basis without regard to depreciation, depletion and amortization, impairment of natural gas and oil properties and exploration expenses, which can vary significantly from period to period. In addition, management uses EBITDAX as a financial measure to evaluate the Company’s operating performance. EBITDAX is also widely used by investors and rating agencies.

EBITDAX is not a measure of financial performance under US GAAP. Accordingly, it should not be considered as a substitute for net income, income from operations, or cash flow provided by operating activities prepared in accordance with GAAP. Information regarding income taxes, interest, depreciation, depletion, amortization, impairment, abandonment and exploration expense is unavailable on a forward looking basis. Net income, income from operations, or cash flow provided by operating activities may vary materially from EBITDAX. Investors should carefully consider the specific items included in the computation of EBITDAX. The Company has disclosed EBITDAX to permit a comparative analysis of its operating performance and debt servicing ability relative to other companies.

Forward-Looking Statements

This news release contains statements regarding financial projections, production projections, drilling plans, estimates of the costs to drill, estimates of when such plans will be executed as well as other expectations, plans, goals, objectives, assumptions or information about future events, conditions, results of operations or performance that constitute forward-looking statements or information under applicable securities legislation, including the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by the terminology used such as “plans,” “expects,” “estimates,” “budgets,” “intends,” anticipates,” “believes,” “projects,” “indicates,” “targets,” “objective,” “could,” “should,” “may” or other similar words. Such forward-looking statements or information are based on a number of assumptions which may prove to be incorrect. In addition to other assumptions identified in this news release, assumptions have been made regarding, among other things, the ability of the Company to continue to develop and exploit attractive foreign initiatives.

Although the Company believes that the expectations reflected in such forward-looking statements or information are reasonable, undue reliance should not be placed on forward-looking statements because the Company can give no assurance that such expectations will prove to be correct. Forward-looking statements or information are based on current expectations, estimates and projections that involve a number of risks and uncertainties which could cause actual results to differ materially from those anticipated by the Company and described in the forward-looking statements or information. These risks and uncertainties include but are not limited to the continuing ability of the Company to operate effectively internationally; the risks associated with drilling of oil and natural gas wells; ability to find, acquire, market, develop, and produce new reserves; the risk of drilling dry holes; oil and natural gas price volatility; uncertainties in the estimation of proved, probable, and possible reserves and in the projection of future rates of production and reserve growth; inaccuracies in assumptions regarding items of income and expense and the level of capital expenditures; operating hazards attendant to the oil and natural gas business; drilling and completion losses that are generally not recoverable from third parties or insurance; potential mechanical failure or underperformance of significant wells; climatic conditions; availability and cost of material and equipment; the risks associated with operating in a limited number of geographic areas; actions or inactions of third-party operators of properties; the ability to obtain necessary regulatory approvals; diversion of management’s attention from existing operations while pursuing acquisitions; availability of capital; regulatory developments; environmental risks; uncertainties in the capital markets; fluctuations in currency and interest rates; general economic and business conditions (including the effects of the worldwide economic recession); and industry trends. These and other risks are described in the Company’s Annual Report on Form 10-K and other filings filed with the U.S. Securities Exchange Commission. If one or more of these risks or uncertainties materialize (or the consequences of such a development changes), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected.

The forward-looking statements or information contained in this news release are made as of the date hereof and the Company undertakes no obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws.

Note Regarding Reserves Data and Other Oil and Gas Information

NI 51-101 imposes oil and gas disclosure standards for Canadian public companies engaged in oil and gas activities. The Company has provided the reserves data and other oil and gas information included in this news release in accordance with NI 51-101 and COGEH and may differ from the corresponding information prepared in accordance with U.S. disclosure requirements. Estimates of future net revenues do not represent fair market value.

(NO STOCK EXCHANGE, SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY HAS APPROVED OR DISAPPROVED THE INFORMATION CONTAINED HEREIN.)

Contact:

Matt McCann, CEO

Scott C. Larsen, President

Phone:	(214) 220-4323
Internet:	http://www.transatlanticpetroleum.com
Address:	5910 N. Central Expressway
Suite 1755
Dallas, Texas 75206